UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2012

IXIA

(Exact name of registrant as specified in its charter)

California	000-31523	95-4635982
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26601 W. Agoura Road, Calabasas, California		91302
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 818.871.1800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On August 24, 2012 (the “Closing Date”), Ixia, a California corporation (the “Company”), completed its acquisition of BreakingPoint Systems, Inc., a Delaware corporation (“BreakingPoint Systems”), pursuant to the terms of an Agreement and Plan of Merger dated as of June 30, 2012 (the “Merger Agreement”), by and among the Company, BreakingPoint Systems, Camden Acquisition Corp., a Delaware corporation (“Acquisition Subsidiary”), and Desmond P. Wilson III, as the initial representative of the holders of BreakingPoint Systems’ formerly outstanding shares of common and preferred stock. BreakingPoint Systems is a provider of network security test solutions.

Pursuant to the terms of the Merger Agreement, on the Closing Date, the Acquisition Subsidiary merged with and into BreakingPoint Systems, with BreakingPoint Systems being the surviving corporation and becoming a wholly owned subsidiary of the Company. The Company paid total cash consideration, including certain transaction costs of BreakingPoint Systems, at the closing of approximately $171.5 million, which amount (i) is subject to a post-closing adjustment based on a final determination of BreakingPoint Systems’ net working capital and cash on hand as of the Closing Date and (ii) includes certain transaction costs of BreakingPoint Systems and up to approximately $3.8 million payable subject to the continuing employment of certain employees of BreakingPoint Systems. On the Closing Date, the amount of $16 million of the merger consideration was placed into escrow with a third party escrow agent for the satisfaction of indemnification and certain other obligations of the former stockholders of BreakingPoint Systems under the Merger Agreement. The Company used cash on hand to fund the consummation of the acquisition.

The foregoing description of the Company’s acquisition of BreakingPoint Systems is qualified in its entirety by reference to the Merger Agreement. The Merger Agreement was included as Exhibit 2.1 to the Company’s Current Report on Form 8-K as filed with the Securities and Exchange Commission (the “Commission”) on July 2, 2012 and is incorporated herein by reference.

Item 8.01.	Other Events.

On August 24, 2012, the Company issued a press release announcing the closing of the Company’s acquisition of BreakingPoint Systems. The press release is included as Exhibit 99.1 in this Current Report on Form 8-K (this “Form 8-K”) and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

The financial statements of BreakingPoint Systems required by Regulation S-X will be filed by an amendment to this Form 8-K. The amendment will be filed with the Commission no later than 71 calendar days after the date this Form 8-K is required to be filed with the Commission.

(b)	Pro forma financial information.

The pro forma financial information required by Regulation S-X will be furnished by an amendment to this Form 8-K. The amendment will be filed with the Commission no later than 71 calendar days after the date this Form 8-K is required to be filed with the Commission.

(d)	Exhibits.

The following Exhibit 99.1 is filed as a part of this Form 8-K:

Exhibit No.	Description

99.1	Press Release issued by the Company on August 24, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ixia

Dated: August 29, 2012	By:	/s/ Ronald W. Buckly
Ronald W. Buckly
Senior Vice President, Corporate Affairs
and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by the Company on August 24, 2012